                                EXHIBIT (4)(I)
                                --------------


                          FORM OF POLICY ENDORSEMENT

       PFL   PFL Life Insurance Company

LIFE   A Stock Company
       Home Office located at: 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499 (Hereafter called the Company, we, our or us)


                            AMENDATORY ENDORSEMENT


The Policy to which this Amendatory Endorsement is attached is amended as follows:


     We may create new Separate Accounts and add new Subaccounts as stated in the Policy. Any Separate Account may invest assets in: shares of one or more mutual fund portfolios, or in the case of a managed Separate Account, direct investments in stocks or other securities as permitted by law.

     Fund shares describe in the Policy refer to shares of underlying mutual funds or prorata ownership of the assets held in a Subaccount of a managed Separate Account.

     Net asset values of fund shares described in the Policy reflect investment advisory fees and other expenses incurred in managing a mutual fund or managed Separate Account.


This Amendatory Endorsement takes effect and expires concurrently with the Policy to which it is attached and is subject to all the terms and conditions of the Policy not inconsistent herewith.


                        Signed for us at our home office.

                 /s/  Craig D. Vermie                    /s/  William L. Busler
                       SECRETARY                               PRESIDENT



AE 979 997

 PFL    PFL Life Insurance Company
 LIFE   A Stock Company
        Home Office located at 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499 (Hereafter called the Company, we, our or us)

                            AMENDATORY ENDORSEMENT

The Policy to which this Amendatory Endorsement is attached is amended as follows:

   SECTION 9

   D. DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

     The death proceeds on or after the Annuity Commencement Date depend on the payment option selected. If any owner dies on or after the Annuity Commencement Date, but before the entire interest under the policy is distributed, the remaining portion of such interest in the policy will be distributed at least as rapidly as under the method of distribution being used as of the date of that owner's death.


This Amendatory Endorsement takes effect and expires concurrently with the Policy to which it is attached and is subject to all the terms and conditions of the Policy not inconsistent herewith.


                        Signed for us at our home office.

                 /s/  Craig D. Vermie                    /s/  William L. Busler
                       SECRETARY                               PRESIDENT



AE 909 496